UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

January 17, 2021

Date of Report (Date of Earliest event reported)

SHARING SERVICES GLOBAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55997	30-0869786
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Coit Road, Suite 100, Plano, Texas 75075
(Address of principal executive offices)

Registrant’s telephone number, including area code:	469-304-9400

SHARING SERVICES GLOBAL CORPORATION

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (/Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2021, the Company’s Board of Directors (the “Board”) appointed S. Mark Nicholls to serve as the Company’s Chief Financial Officer effective February 1, 2021. Prior to his appointment, Mr. Nicholls, age 54, served in several tax, accounting, and financial management positions for over four (4) years, including as Chief Financial Officer of Neora, LLC, a private, multinational distributor of skin care products and nutritional supplements that utilizes a multilevel marketing (MLM) model, and as Senior Tax Manager of Flour Corporation, a publicly traded, multinational firm that specializes in large engineering and construction projects. Mr. Nicholls’ experience also includes providing tax and accounting consulting services to several businesses, including U.S. Concrete, Inc., a publicly traded manufacturer of ready-mixed concrete and aggregate products. Prior to that, Mr. Nicholls held several financial management positions, including, for over three (3) years, as Chief Financial Officer of Mannatech Incorporated, a publicly traded, multinational distributor of skin care products and nutritional supplements that utilizes a multilevel marketing (MLM) model. Mr. Nicholls has over ten (10) years of public accounting experience, including with the international accounting firms PricewaterhouseCoopers and BDO Seidman. Mr. Nicholls is a Certified Public Accountant and earned a graduate degree in Taxation and an undergraduate degree in Finance, from the University of Texas at Arlington, Texas.

The Board has approved a compensation package for Mr. Nicholls consisting of an Annual Base Salary of $230,000, and a multi-year equity-based compensation award. The equity-based award consists of (a) a warrant to purchase up to 1,000,000 shares of the Company’s common stock (the “Initial Warrants”) and (b), at each of the first two anniversaries of the Effective Date (each, an “Issuance Anniversary Date”), a warrant to purchase up to 1,000,000 shares of the Company’s common stock (the “Subsequent Warrants”). The Initial Warrants vest 90 days after the Effective Date. Issuance of the Subsequent Warrants is contingent on continuation of employment and the Subsequent Warrants vest at each respective Issuance Anniversary Date. The Initial Warrants are exercisable at a price per share equal to the average daily price of the Company’s common stock during the ten (10) trading days immediately following the Effective Date. The Subsequent Warrants are exercisable at a price per share equal to the average daily price of the Company’s common stock during the ten (10) trading days immediately preceding each respective Issuance Anniversary Date.

With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Mr. Nicholls and any director or executive officer of the Company. With respect to the disclosure required by Item 404(a) of Regulation S-K, there are no relationships or transactions between Mr. Nicholls and the Company that would be required to be reported.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description

1.1	Executive Employment Agreement by and between S. Mark Nicholls and Sharing Services Global Corporation Effective February 1, 2021. *

*	Included herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2021	SHARING SERVICES GLOBAL CORPORATION

	By:	/s/ John Thatch
	Name:	John Thatch
	Title:	President, Chief Executive Officer and Interim Chairman, Board of Directors

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